Exhibit 21
AMR CORPORATION
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2005
Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

State or
Sovereign Power
Name of Subsidiary	of Incorporation

Subsidiaries included in the Registrant’s consolidated financial statements

American Airlines, Inc.
AA 2002 Class C Certificate Corporation	Delaware
AA 2002 Class D Certificate Corporation	Delaware
AA 2003-1 Class C Certificate Corporation	Delaware
AA 2003-1 Class D Certificate Corporation	Delaware
AA 2004-1 Class B Note Corporation	Delaware
AA 2005-1 Class C Note Corporation	Delaware
AA Real Estate Holding GP LLC	Delaware
AA Real Estate Holding LP	Delaware
AAV Tours LLC	Delaware
Admirals Club, Inc. (Massachusetts only)	Delaware
AEROSAN S.A. (50%)	Massachusetts
AEROSAN Airport Services S.A. (50%)	Chile
American Airlines de Mexico, S.A.	Chile
American Airlines de Venezuela, S.A.	Mexico
American Airlines Marketing Services LLC	Venezuela
American Airlines Realty (NYC) Holdings, Inc.	Virginia
American Aviation Supply LLC	New York
oneworld Alliance, LLC (31.2%)	Delaware
oneworld Management Company Ltd. (31.2%)	Delaware
Texas Aero Engine Services, L.L.C, dba TAESL	Northwest Territories
(50/50 AA/Rolls-Royce)	Delaware
American Beacon Advisors, Inc.	Delaware
American Private Equity Management, LLC	Delaware
Americas Ground Services, Inc.	Delaware
Aerodespachos Colombia, S.A.	Colombia
Caribbean Dispatch Services, Ltd.	St. Lucia
Dispatch Services 93, S.A.	Venezuela
DSA	Dominican Republic
International Ground Services, S.A. de C.V.	Mexico
Panama Dispatch	Panama
Peru Dispatch Company	Peru
AMR Eagle Holding Corporation	Delaware
American Eagle Airlines, Inc.	Delaware
AMR Leasing Corporation.	Delaware
Aero Perlas (20%)	Panama
Eagle Aviation Services, Inc.	Delaware
Executive Airlines, Inc.	Delaware
Avion Assurance Ltd.	Bermuda
PMA Investment Subsidiary, Inc.	Delaware
SC Investment, Inc.	Delaware